UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 14, 2006

                               CELGENE CORPORATION
                               -------------------
             (Exact name of registrant as specified in its charter)


        Delaware                        0-16132                 22-2711928
-------------------------------  -----------------------  ----------------------
(State or other jurisdiction of (Commission File Number)      (IRS Employer
       incorporation)                                       Identification No.)


     86 Morris Avenue, Summit, New Jersey                         07901
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   (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (908) 673-9000

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01   ENTRY INTO AN AMENDMENT OF A MATERIAL DEFINITVE AGREEMENT

On June 14, 2006, the stockholders of the Company approved an amendment to the 1998 Stock Incentive Plan to (i) increase the aggregate number of shares of our Common Stock that may be subject to awards thereunder from 62,000,000 to 84,000,000, subject to adjustment in accordance with the terms of the 1998 Stock Incentive Plan (the "Share Limit"), (ii) remove the limit on the number of shares of our Common Stock which may be subject to awards of restricted stock and performance-based awards denominated in shares of our Common Stock under the 1998 Stock Incentive Plan and (iii) provide that each share of our Common Stock subject to awards of restricted stock or performance-based award denominated in shares of common stock under the 1998 Stock Incentive Plan will be counted as
1.6 shares against the Share Limit. The amendment was previously adopted by the Board of Directors of the Corporation at their board meeting on April 19, 2006, subject to stockholders' approval.









                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CELGENE CORPORATION



Date:  June 23, 2006                      By:   /s/ Robert J. Hugin
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                                          Name:  Robert J. Hugin
                                          Title: President and
                                          Chief Operating Officer